EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-49007 and 333-49009 of Shoe Pavilion, Inc. on Form S-8 of our report dated March 30, 2004, appearing in this Annual Report on Form 10-K of Shoe Pavilion, Inc. for the year ended January 3, 2004.

/s/    DELOITTE & TOUCHE LLP

San Francisco, California

March 30, 2004